Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Investor Relations:
February 17, 2026	Ivan Marcuse
The Woodlands, TX	(281) 719-4637
NYSE: HUN

Huntsman Announces Fourth Quarter 2025 Earnings

Fourth Quarter Highlights

•	Fourth quarter 2025 net loss attributable to Huntsman of $96 million compared to a net loss of $141 million in the prior year period; fourth quarter 2025 diluted loss per share of $0.56 compared to diluted loss per share $0.82 in the prior year period.

•	Fourth quarter 2025 adjusted net loss attributable to Huntsman of $63 million compared to adjusted net loss of $43 million in the prior year period; fourth quarter 2025 adjusted diluted loss per share of $0.37 compared to adjusted diluted loss per share of $0.25 in the prior year period.

•	Fourth quarter 2025 adjusted EBITDA of $35 million compared to $71 million in the prior year period.

•	Fourth quarter 2025 net cash provided by operating activities from continuing operations was $77 million. Free cash flow from continuing operations was $20 million for the fourth quarter 2025 compared to free cash flow of $108 million in the prior year period.

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions, except per share amounts	2025	2024	2025	2024
Revenues	$1,355	$1,452	$5,683	$6,036

Net loss attributable to Huntsman Corporation	$(96)	$(141)	$(284)	$(189)
Adjusted net loss(1)	$(63)	$(43)	$(121)	$(13)

Diluted loss per share	$(0.56)	$(0.82)	$(1.65)	$(1.10)
Adjusted diluted loss per share(1)	$(0.37)	$(0.25)	$(0.70)	$(0.08)

Adjusted EBITDA(1)	$35	$71	$275	$414

Net cash provided by operating activities from continuing operations	$77	$159	$298	$285
Free cash flow from continuing operations(2)	$20	$108	$125	$101

See end of press release for footnote explanations and reconciliations of non-GAAP measures.

THE WOODLANDS, Texas – Huntsman Corporation (NYSE: HUN) today reported fourth quarter 2025 results with revenues of $1,355 million, net loss attributable to Huntsman of $96 million, adjusted net loss attributable to Huntsman of $63 million and adjusted EBITDA of $35 million.

Peter R. Huntsman, Chairman, President, and CEO, commented:

“During 2025, there was an exceptional amount of work accomplished by the Company in restructuring our business and generating cash despite the depressed level of earnings. We generated close to $300 million of cash flow from operations in 2025 and our 45% full year free cash flow conversion reflects timely, definitive decisions as we recognized the challenging market landscape early in the year. We remain confident that the economic cycle for chemicals will eventually improve in our core markets, though we recognize that meaningful changes may not occur in the immediate term. We are committed to maintaining a disciplined approach, prioritizing cash management, the balance sheet and controlling our fixed costs to ensure the Company is well-positioned when our markets improve."

Segment Analysis for 4Q25 Compared to 4Q24

Polyurethanes

The decrease in revenues in our Polyurethanes segment for the three months ended December 31, 2025 compared to the same period of 2024 was primarily due to lower average selling prices, partially offset by higher sales volumes. MDI average selling prices decreased primarily due to less favorable supply and demand dynamics. Sales volumes increased in the Americas and Asia regions. The decrease in segment adjusted EBITDA was primarily due to lower MDI margins.

Performance Products

The decrease in revenues in our Performance Products segment for the three months ended December 31, 2025 compared to the same period of 2024 was primarily due to lower average selling prices. Average selling prices decreased primarily due to competitive pressures. Sales volumes were relatively stable. The decrease in segment adjusted EBITDA was primarily due to lower revenues and an unfavorable impact from reduced inventory, partially offset by lower fixed costs.

Advanced Materials

The decrease in revenues in our Advanced Materials segment for the three months ended December 31, 2025 compared to the same period of 2024 was primarily due to lower sales volumes, partially offset by higher average selling prices. Sales volumes decreased in our infrastructure coatings and general industry segments due to soft demand. Average selling prices increased primarily due to the positive impact of major foreign currency exchange rate movements against the U.S. dollar. Segment adjusted EBITDA was slightly lower primarily due to decreased sales volumes.

Liquidity and Capital Resources

During the three months ended December 31, 2025, our free cash flow from continuing operations was $20 million as compared to $108 million in the same period of 2024. As of December 31, 2025, we had approximately $1.3 billion of combined cash and unused borrowing capacity.

During the three months ended December 31, 2025, we spent $57 million on capital expenditures from continuing operations as compared to $51 million in the same period of 2024. During 2026, we expect similar capital expenditure levels as to the 2025 year.

Income Taxes

In the fourth quarter of 2025, our effective tax rate was -1% and our adjusted effective tax rate was -14%.

Earnings Conference Call Information

We will hold a conference call to discuss our fourth quarter 2025 financial results on Wednesday, February 18, 2026, at 10:00 a.m. ET.

Webcast link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=IMeg0PNW

Participant dial-in numbers:
Domestic callers:	(877) 402-8037
International callers:	(201) 378-4913

The conference call will be accompanied by presentation slides that will be accessible via the webcast link and Huntsman’s investor relations website, www.huntsman.com/investors. Upon conclusion of the call, the webcast replay will be accessible via Huntsman’s website.

Upcoming Conferences

During the first quarter 2026, a member of management is expected to present at:

Bank of America Securities 2026 Global Agriculture and Materials Conference, February 25, 2026

Alembic Materials and Industrials Conference, March 4-6, 2026

A webcast of the presentation, if applicable, along with accompanying materials will be available at www.huntsman.com/investors.

Table 1 – Results of Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions, except per share amounts	2025	2024	2025	2024
Revenues	$1,355	$1,452	$5,683	$6,036
Cost of goods sold	1,191	1,264	4,932	5,170
Gross profit	164	188	751	866
Operating expenses:
Selling, general and administrative	181	166	670	671
Research and development	26	30	120	121
Restructuring, impairment and plant closing costs	11	19	148	39
Income associated with litigation matter, net	-	-	(33)	-
Gain on acquisition of assets, net	-	-	(5)	(51)
Prepaid asset write-off	-	-	-	71
Loss on dissolution of subsidiaries	-	39	-	39
Other operating expense (income), net	5	(3)	(18)	1
Total operating expenses	223	251	882	891
Operating loss	(59)	(63)	(131)	(25)
Interest expense, net	(19)	(19)	(79)	(79)
Equity in income of investment in unconsolidated affiliates	4	2	4	44
Other income (expense), net	1	(1)	14	21
Loss from continuing operations before income taxes	(73)	(81)	(192)	(39)
Income tax expense	(1)	(29)	(26)	(61)
Loss from continuing operations	(74)	(110)	(218)	(100)
Loss from discontinued operations, net of tax	(8)	(15)	(9)	(27)
Net loss	(82)	(125)	(227)	(127)
Net income attributable to noncontrolling interests	(14)	(16)	(57)	(62)
Net loss attributable to Huntsman Corporation	$(96)	$(141)	$(284)	$(189)

Adjusted EBITDA(1)	$35	$71	$275	$414
Adjusted net loss (1)	$(63)	$(43)	$(121)	$(13)

Basic loss per share	$(0.56)	$(0.82)	$(1.65)	$(1.10)
Diluted loss per share	$(0.56)	$(0.82)	$(1.65)	$(1.10)
Adjusted diluted loss per share(1)	$(0.37)	$(0.25)	$(0.70)	$(0.08)

Common share information:
Basic weighted average shares	173	172	173	172
Diluted weighted average shares	173	172	173	172
Diluted shares for adjusted diluted loss per share	173	172	173	172

See end of press release for footnote explanations.

Table 2 – Results of Operations by Segment

	Three months ended			Twelve months ended
	December 31,		(Worse) /	December 31,		(Worse) /
In millions	2025	2024	better	2025	2024	better
Segment revenues:
Polyurethanes	$897	$970	(8)%	$3,697	$3,900	(5)%
Performance Products	224	239	(6)%	997	1,109	(10)%
Advanced Materials	243	254	(4)%	1,021	1,055	(3)%
Total reportable segments' revenues	1,364	1,463	(7)%	5,715	6,064	(6)%

Intersegment eliminations	(9)	(11)	n/m	(32)	(28)	n/m

Total revenues	$1,355	$1,452	(7)%	$5,683	$6,036	(6)%

Segment adjusted EBITDA(1):
Polyurethanes	$25	$50	(50)%	$146	$245	(40)%
Performance Products	16	23	(30)%	107	153	(30)%
Advanced Materials	36	37	(3)%	161	179	(10)%

n/m = not meaningful

See end of press release for footnote explanations.

Table 3 – Factors Impacting Sales Revenue

	Three months ended
	December 31, 2025 vs. 2024
	Average selling price(a)
	Local	Exchange	Sales
	currency & mix	rate	volume(b)	Total
Polyurethanes	(11)%	1%	2%	(8)%
Performance Products	(6)%	1%	(1)%	(6)%
Advanced Materials	1%	2%	(7)%	(4)%
Combined segments	(8)%	1%	0%	(7)%

	Twelve months ended
	December 31, 2025 vs. 2024
	Average selling price(a)
	Local	Exchange	Sales
	currency & mix	rate	volume(b)	Total
Polyurethanes	(7)%	0%	2%	(5)%
Performance Products	(1)%	0%	(9)%	(10)%
Advanced Materials	(2)%	1%	(2)%	(3)%
Combined segments	(5)%	0%	(1)%	(6)%

(a) Excludes sales from tolling arrangements, by-products and raw materials.
(b) Excludes sales from by-products and raw materials.

Table 4 – Reconciliation of U.S. GAAP to Non-GAAP Measures

			Income tax		Net		Diluted (loss) income
	EBITDA		and other expense		loss		per share
	Three months ended		Three months ended		Three months ended		Three months ended
	December 31,		December 31,		December 31,		December 31,
In millions, except per share amounts	2025	2024	2025	2024	2025	2024	2025	2024
Net loss	$(82)	$(125)			$(82)	$(125)	$(0.48)	$(0.73)
Net income attributable to noncontrolling interests	(14)	(16)			(14)	(16)	(0.08)	(0.09)
Net loss attributable to Huntsman Corporation	(96)	(141)			(96)	(141)	(0.56)	(0.82)
Interest expense, net from continuing operations	19	19
Income tax expense from continuing operations	1	29	$(1)	$(29)
Income tax benefit from discontinued operations	(1)	(3)
Depreciation and amortization from continuing operations	73	75
Business acquisition and integration expenses and purchase accounting inventory adjustments, net	1	-	-	(1)	1	(1)	0.01	(0.01)
EBITDA / Loss from discontinued operations	9	18	N/A	N/A	8	15	0.05	0.09
Establishment of significant deferred tax asset valuation allowances, net	-	-	-	23	-	23	-	0.13
Loss on sale of business/assets	3	-	(1)	(3)	2	(3)	0.01	(0.02)
Loss on dissolution of subsidiaries	-	39	-	-	-	39	-	0.23
Fair value adjustments to Venator investment, net and other tax matter adjustments	-	-	-	1	-	1	-	0.01
Certain legal and other settlements and related expenses, net	2	-	-	(4)	2	(4)	0.01	(0.02)
Amortization of pension and postretirement actuarial losses	12	14	-	(4)	12	10	0.07	0.06
Restructuring, impairment and plant closing and transition costs	12	21	(4)	(3)	8	18	0.05	0.10
Adjusted(1)	$35	$71	$(6)	$(20)	(63)	(43)	$(0.37)	$(0.25)

Adjusted income tax expense(1)					6	20
Net income attributable to noncontrolling interests					14	16

Adjusted pre-tax loss (1)					$(43)	$(7)

Adjusted effective tax rate(3)					(14)%	N/M

Effective tax rate					(1)%	(36)%

			Income tax		Net		Diluted (loss) income
	EBITDA		and other expense		loss		per share
	Twelve months ended		Twelve months ended		Twelve months ended		Twelve months ended
	December 31,		December 31,		December 31,		December 31,
In millions, except per share amounts	2025	2024	2025	2024	2025	2024	2025	2024
Net loss	$(227)	$(127)			$(227)	$(127)	$(1.32)	$(0.74)
Net income attributable to noncontrolling interests	(57)	(62)			(57)	(62)	(0.33)	(0.36)
Net loss attributable to Huntsman Corporation	(284)	(189)			(284)	(189)	(1.65)	(1.10)
Interest expense, net from continuing operations	79	79
Income tax expense from continuing operations	26	61	$(26)	$(61)
Income tax benefit from discontinued operations(3)	-	(11)
Depreciation and amortization from continuing operations	287	289
Business acquisition and integration (gain) expenses and purchase accounting inventory adjustments	(4)	21	-	(17)	(4)	4	(0.02)	0.02
EBITDA / Loss from discontinued operations(3)	9	38	N/A	N/A	9	27	0.05	0.16
Establishment of significant deferred tax asset valuation allowances, net	-	-	1	23	1	23	0.01	0.13
Income tax settlement related to U.S. Tax Reform Act	-	-	-	5	-	5	-	0.03
Loss on sale of business/assets	5	1	(1)	-	4	1	0.02	0.01
Loss on dissolution of subsidiaries	-	39	-	-	-	39	-	0.23
Fair value adjustments to Venator investment, net and other tax matter adjustments	-	(12)	-	3	-	(9)	-	(0.05)
Certain legal and other settlements and related (income) expenses, net	(30)	13	7	(3)	(23)	10	(0.13)	0.06
Amortization of pension and postretirement actuarial losses	34	39	(4)	(3)	30	36	0.17	0.21
Restructuring, impairment and plant closing and transition costs	153	46	(7)	(6)	146	40	0.85	0.23
Adjusted(1)	$275	$414	$(30)	$(59)	(121)	(13)	$(0.70)	$(0.08)

Adjusted income tax expense(1)					30	59
Net income attributable to noncontrolling interests					57	62

Adjusted pre-tax (loss) income(1)					$(34)	$108

Adjusted effective tax rate(4)					(88)%	55%

Effective tax rate					(14)%	(156)%

N/M = not meaningful
N/A = not applicable
See end of press release for footnote explanations.

Table 5 – Balance Sheets

	December 31,	December 31,
In millions	2025	2024
Cash	$429	$340
Accounts and notes receivable, net	677	725
Inventories	818	917
Prepaid expenses	94	114
Other current assets	46	29
Property, plant and equipment, net	2,486	2,493
Other noncurrent assets	2,465	2,496
Total assets	$7,015	$7,114

Accounts payable	$721	$770
Other current liabilities	515	470
Current portion of debt	353	325
Long-term debt	1,658	1,510
Other noncurrent liabilities	811	876
Huntsman Corporation stockholders’ equity	2,750	2,959
Noncontrolling interests in subsidiaries	207	204
Total liabilities and equity	$7,015	$7,114

Table 6 – Outstanding Debt

	December 31,	December 31,
In millions	2025	2024
Debt:
Revolving credit facility	$343	$-
Senior notes	1,488	1,799
Accounts receivable programs	152	-
Variable interest entities	7	16
Other debt	21	20
Total debt - excluding affiliates	2,011	1,835

Total cash	429	340
Net debt - excluding affiliates(4)	$1,582	$1,495

See end of press release for footnote explanations.

Table 7 – Summarized Statements of Cash Flows

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions	2025	2024	2025	2024
Total cash at beginning of period	$468	$330	$340	$540

Net cash provided by operating activities from continuing operations	77	159	298	285
Net cash used in operating activities from discontinued operations	(1)	(6)	(9)	(22)
Net cash used in investing activities	(58)	(39)	(132)	(126)
Net cash used in financing activities	(62)	(95)	(76)	(326)
Effect of exchange rate changes on cash	5	(9)	8	(11)
Total cash at end of period	$429	$340	$429	$340

Free cash flow from continuing operations(2):
Net cash provided by operating activities from continuing operations	$77	$159	$298	$285
Capital expenditures	(57)	(51)	(173)	(184)
Free cash flow from continuing operations(2)	$20	$108	$125	$101

Supplemental cash flow information:
Cash paid for interest	$(37)	$(22)	$(86)	$(77)
Cash paid for income taxes	(19)	(30)	(98)	(90)
Cash paid for restructuring and integration	(11)	(3)	(29)	(29)
Cash paid for pensions	(8)	(9)	(33)	(35)
Depreciation and amortization from continuing operations	73	75	287	289

Change in primary working capital:
Accounts and notes receivable	$97	$79	$71	$7
Inventories	19	60	133	(77)
Accounts payable	15	48	(88)	69
Total change in primary working capital	$131	$187	$116	$(1)

See end of press release for footnote explanations.

Footnotes

(1)	We use adjusted EBITDA to measure the operating performance of our business and for planning and evaluating the performance of our business segments. We provide adjusted net income (loss) because we feel it provides meaningful insight for the investment community into the performance of our business. We believe that net income (loss) is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to adjusted EBITDA and adjusted net income (loss). Additional information with respect to our use of each of these financial measures follows:

Adjusted EBITDA, adjusted net income (loss) and adjusted diluted income (loss) per share, as used herein, are not necessarily comparable to other similarly titled measures of other companies.

Adjusted EBITDA is computed by eliminating the following from net income (loss): (a) net income attributable to noncontrolling interests; (b) interest expense, net; (c) income taxes; (d) depreciation and amortization; (e) amortization of pension and postretirement actuarial losses; (f) restructuring, impairment and plant closing and transition costs; and further adjusted for certain other items set forth in the reconciliation of net income (loss) to adjusted EBITDA in Table 4 above.

Adjusted net income (loss) and adjusted diluted income (loss) per share are computed by eliminating the after tax impact of the following items from net income (loss): (a) net income attributable to noncontrolling interests; (b) amortization of pension and postretirement actuarial losses; (c) restructuring, impairment and plant closing and transition costs; and further adjusted for certain other items set forth in the reconciliation of net income (loss) to adjusted net income (loss) in Table 4 above. The income tax impacts, if any, of each adjusting item represent a ratable allocation of the total difference between the unadjusted tax expense and the total adjusted tax expense, computed without consideration of any adjusting items using a with and without approach.

We may disclose forward-looking adjusted EBITDA because we cannot adequately forecast certain items and events that may or may not impact us in the near future, such as business acquisition and integration expenses and purchase accounting inventory adjustments, net, certain legal and other settlements and related expenses, gains on sale of businesses/assets and certain tax only items, including tax law changes not yet enacted. Each of such adjustment has not yet occurred, is out of our control and/or cannot be reasonably predicted. In our view, our forward-looking adjusted EBITDA represents the forecast net income on our underlying business operations but does not reflect any adjustments related to the items noted above that may occur and can cause our adjusted EBITDA to differ.

(2)	We believe free cash flow is an important indicator of our liquidity as it measures the amount of cash we generate. Management internally uses free cash flow measure to: (a) evaluate our liquidity, (b) evaluate strategic investments, (c) plan stock buyback and dividend levels and (d) evaluate our ability to incur and service debt. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures. Free cash flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

(3)	We believe the adjusted effective tax rate provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the businesses’ operational profitability and that may obscure underlying business results and trends. In our view, effective tax rate is the performance measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to adjusted effective tax rate. The reconciliation of historical adjusted effective tax rate and effective tax rate is set forth in Table 4 above. Please see the reconciliation of our net income to adjusted net income in Table 4 for details regarding the tax impacts of our non-GAAP adjustments.

(4)	Net debt is a measure we use to monitor how much debt we have after taking into account our total cash. We use it as an indicator of our overall financial position, and calculate it by taking our total debt, including the current portion, and subtracting total cash.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2025 revenues of approximately $6 billion from our continuing operations. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 55 manufacturing, R&D and operations facilities in approximately 25 countries and employ approximately 6,000 associates within our continuing operations. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

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LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). Significant risks and uncertainties may relate to, but are not limited to, high energy costs in Europe, inflation and high capital costs, geopolitical instability, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.